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                                                                Exhibit 8.1

                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                             200 East Randolph Drive
                             Chicago, Illinois 60601

To Call Writer Directly:            (312) 861-2000              Facsimile:
(312) 861-2000                                                (312) 861-2200





                                  July 17, 2001



Michael Foods, Inc.
Suite 324
Signal Bank Building
5353 Wayzata Boulevard
Minneapolis, MN 55416

                  Re:      Michael Foods, Inc.
                           Registration Statement on Form S-4
                           REGISTRATION NO. 333-63722

Ladies and Gentlemen:

                  We are issuing this opinion letter in our capacity as special legal counsel to Michael Foods, Inc., a Minnesota corporation (the "Issuer"), and each of the other guarantors listed on Schedule A hereto (such guarantors are hereinafter referred to as the "Guarantors" and the Guarantors, together with the Issuer, are hereinafter referred to as the "Registrants"), in connection with the proposed offer by the Issuer (the "Exchange Offer") of up to $200,000,000 in aggregate principal amount of the Issuer's 11 3/4% Senior Subordinated Notes due 2011, Series B (the "Exchange Notes") in exchange for and in replacement of the Issuer's outstanding 11 3/4% Senior Subordinated Notes due 2011 (the "Old Notes") pursuant to a Registration Statement on Form S-4 (Registration No. 333-63722) originally filed with the Securities and Exchange Commission (the "Commission") on June 22, 2001, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

                  You have requested our opinion as to certain United States federal income tax consequences of the Exchange Offer. In preparing our opinion, we have reviewed and relied upon the Issuer's Registration Statement and such other documents as we have deemed necessary.


London              Los Angeles              New York        Washington, D.C.



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Michael Foods, Inc.
July 17, 2001
Page 2


                  On the basis of the foregoing, it is our opinion that the exchange of the Old Notes for the Exchange Notes pursuant to the Exchange Offer will not be treated as a taxable "exchange" for United States federal income tax purposes because the Exchange Notes do not differ materially in kind or extent from the Old Notes. The Exchange Notes received by a holder of Old Notes will be treated as a continuation of the Old Notes in the hands of such holder and, as a result, there will be no federal income tax consequences to such holder as a result of such holder's exchange of Old Notes for Exchange Notes.

                  The opinion set forth above is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated or proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements, existing judicial decisions and other applicable authorities. No tax ruling has been sought from the IRS with respect to any of the matters discussed herein. Unlike a ruling from the IRS, an opinion of counsel is not binding on the IRS. Hence, no assurance can be given that the opinion stated in this letter will not be successfully challenged by the IRS or by a court. We express no opinion concerning any tax consequences of the Exchange Offer except as expressly set forth above.

                  We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                                     Sincerely,

                                                     /s/ KIRKLAND & ELLIS

                                                     Kirkland & Ellis




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Michael Foods, Inc.
July 17, 2001
Page 3

                                   SCHEDULE A

Michael Foods of Delaware, Inc.
M. G. Waldbaum Company
Papetti's Hygrade Egg Products, Inc.
Casa Trucking, Inc.
Northern Star Co.
Farm Fresh Foods, Inc.
Minnesota Products, Inc.
Crystal Farms Refrigerated Distribution Company
WFC, Inc.
Wisco Farm Cooperative
Kohler Mix Specialties, Inc.
Midwest Mix, Inc.
Kohler Mix Specialties of Connecticut, Inc.
M-Foods Dairy, LLC
M-Foods Dairy TXCT, LLC
Papetti Electroheating Corp.